SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

INTRUSION INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 11, 2009, Intrusion Inc. (the “Company”) entered into a First Amendment to Lease (the “Amendment”) with Walton CWTX Corporate Place 87, LP (the “Landlord”) which modified the Lease Agreement dated January 12, 2004 (the “Original Lease”).  The Original Lease was for premises covering approximately 32,834 sqare feet, and was scheduled to expire on February 28, 2010.  The Amendment, which is effective as of September 1, 2009, extends the term of the lease until December 31, 2012 and reduces the leased portion of the premises to 27,777 square feet.  The Company is scheduled to return possession of aproximately 5,057 square feet on the ground floor of the premises (the “First Floor Premises”) to the Landlord on or before October 15, 2009.  The Company will hold an option to again lease the First Floor Premises if notice of such intention is delivered to the Landlord on or before August 31, 2010.  The Company has the right to extend the terms of the lease until February 29, 2016.

The description of the terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed herewith.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1                           First Amendment to Lease, executed on September 11, 2009, by and between Intrusion Inc. and Walton CWTX Corporate Place 87, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: September 15, 2009	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

10.1	First Amendment to Lease, executed on September 11, 2009, by and between Intrusion Inc. and Walton CWTX Corporate Place 87, LP.